SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) April 28, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752
0-5807	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Street, Building 529 New Orleans, Louisiana 70112 Telephone (504) 670-3620	72-0273040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

(Entergy Corporation)

On May 2, 2006, Entergy Corporation ("Entergy") issued two public announcements, which are attached as exhibits 99.1 and 99.2 hereto (the "Earnings Releases") and incorporated herein by reference, announcing its results of operations and financial condition for the first quarter 2006. The information in Exhibits 99.1 and 99.2 are being furnished pursuant to this Item 2.02.

Item 2.03. Creation of a Direct Financial Obligation.

(Entergy New Orleans)

As more fully-described in its report on Form 8-K filed on September 28, 2005 and in its report on Form 10-K for the fiscal year ended December 31, 2005, Entergy New Orleans, as borrower, has entered into the DIP Credit Agreement, a debtor-in-possession credit facility, with Entergy Corporation as lender. On April 28, 2006, Entergy New Orleans repaid $70 million under the DIP Credit Agreement, and as of that date $22 million in borrowings remain outstanding under the DIP Credit Agreement. The source of the funds used for the repayment was primarily an income tax refund received for prior tax years under the special provisions of the Gulf Opportunity Zone Act of 2005, as described in Note 3 to the financial statements in Entergy New Orleans' report on Form 10-K for the fiscal year ended December 31, 2005.

Item 7.01. Regulation FD Disclosure

On May 2, 2006, Entergy issued the Earnings Releases, which are attached as exhibits 99.1 and 99.2 hereto and incorporated herein by reference, announcing its results of operations and financial condition for the first quarter 2006. The information in Exhibits 99.1 and 99.2 are being furnished pursuant to this Item 7.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Release, dated May 2, 2006, issued by Entergy.
99.2	Release, dated May 2, 2006, issued by Entergy.
99.3	Statement on Uses and Usefulness of Non-GAAP Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy New Orleans, Inc.

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: May 2, 2006